                        ADDENDUM TO MANAGEMENT AGREEMENT

         This  Addendum,   dated  as  of  September  3,  2002,  supplements  the
Management  Agreement  (the  "Agreement")  dated as of  August 1,  1997,  by and between  American  Century  World Mutual  Funds,  Inc.,  ("ACWMF")  and American
Century Investment Management, Inc. ("ACIM").

         IN  CONSIDERATION   of  the  mutual  promises  and  conditions   herein
contained,  the parties agree as follows (all capitalized  terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall  manage the  following  classes  (the "New  Classes")  of shares  to be  issued  by  ACWMF,  and for such  management  shall  receive  the
Applicable Fee set forth below:

                                                   Average            Applicable
Name of Series                 Name of Class       Net Assets          Fee Rate
--------------                 -------------       ----------          --------

International Growth Fund      A Class           first $ 1 billion      1.50%
                                                 next $1 billion        1.20%
                                                 over $2 billion        1.10%

                               B Class           first $ 1 billion      1.50%
                                                 next $1 billion        1.20%
                                                 over $2 billion        1.10%

                               C Class II        first $ 1 billion      1.50%
                                                 next $1 billion        1.20%
                                                 over $2 billion        1.10%

         2. ACIM shall manage the New Classes in  accordance  with the terms and
conditions   specified   in  the   Agreement   for   its   existing   management
responsibilities.

         IN WITNESS  WHEREOF,  the  parties  have  caused  this  Addendum to the
Agreement to be executed by their respective duly authorized  officers as of the day and year first above written.

Attest:                                              AMERICAN CENTURY
                                                     WORLD MUTUAL FUNDS, INC.

/s/Anastasia H. Enneking                             /s/Charles A. Etherington
Anastasia H. Enneking                                Charles A. Etherington
Assistant Secretary                                  Vice President

Attest:                                              AMERICAN CENTURY INVESTMENT
                                                     MANAGEMENT, INC.

/s/Anastasia H. Enneking                             /s/Charles A. Etherington
Anastasia H. Enneking                                Charles A. Etherington
Assistant Secretary                                  Vice President